Execution Version

AMENDMENT NO. 1 TO THE

MIDSTREAM SERVICES AND GAS DEDICATION AGREEMENT

THIS AMENDMENT NO. 1 TO THE MIDSTREAM SERVICES AND GAS DEDICATION AGREEMENT (this “Amendment No. 1”), dated as of August 9, 2007, is entered into by and between Bluestem Pipeline, LLC, a Delaware limited liability company (“Gatherer”), and Quest Resource Corporation, a Nevada Corporation (“Shipper” and, together with Gatherer, the “Parties”).

WITNESSETH

WHEREAS, the Parties entered into a midstream services and gas dedication agreement, dated as of December 22, 2006 (the “Midstream Services Agreement”), pursuant to which Gatherer agreed to provide certain Midstream Services to Shipper for all Natural Gas produced from Shipper’s wells in the Cherokee Basin that are connected to Gatherer’s System; and

WHEREAS, the Parties desire to amend the Midstream Services Agreement to provide that Gatherer will lay the saltwater disposal lines for any of Shipper’s Natural Gas wells connected to Gatherer’s System and will connect such saltwater disposal lines to Shipper’s saltwater disposal wells on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the Parties hereby agree as follows:

1.         Paragraph 2.1 of the Midstream Services Agreement is hereby deleted and replaced in its entirety as follows:

Services under this Agreement shall consist of Gatherer (a) accepting Natural Gas tendered by Shipper to Gatherer at the Receipt Point(s), as defined in Paragraph 4.1 and described on Exhibit A, including any one or a combination of the following Midstream Services: gathering, dehydration, treating, compression, redelivery of Natural Gas to or for the account of Shipper at the Delivery Point(s), and any other services mutually agreed upon by the Parties and (b) (i) laying saltwater disposal lines for new Shipper Natural Gas wells connected to Gatherer’s System and (ii) connecting new Shipper Natural Gas wells connected to Gatherer’s System to saltwater disposal wells drilled and completed by Shipper (the “SWD Connection Services” and, together with the Midstream Services, the “Services”).

2.         Paragraph 2.3 of the Midstream Services Agreement is hereby amended by inserting “Except as provided herein with respect to SWD Connection Services,” at the beginning of the first sentence thereof.

3.         A new Paragraph 2.5 of the Midstream Services Agreement is hereby added, reading in its entirety as follows:

Shipper shall be solely responsible, at its cost, for the supply of pipeline used by Gatherer in performing the SWD Connection Services.

4.         Paragraph 5.1 of the Midstream Services Agreement is hereby deleted and replaced in its entirety as follows:

Shipper agrees to pay Gatherer each month, for Midstream Services provided under this Agreement, an amount determined by multiplying the applicable Quantities of Natural Gas, as set forth in Paragraph 5.4, by the applicable rates set forth in this Paragraph 5.1 (subject to adjustment as provided herein) as follows:

(a) Gathering, Dehydration and Treating Services (the “Gathering Fee”): $.50 per MMBtu; and

(b) Compression Services (the “Compression Fee”): $1.10 per MMBtu.

In addition, Shipper agrees to pay Gatherer each month, for SWD Connection Services provided under this Agreement, (i) an amount determined by multiplying the length of pipeline installed pursuant to Paragraph 2.1(b)(i) above by $1.25 per linear foot plus (ii) an amount determined by multiplying the number of saltwater disposal wells connected pursuant to Paragraph 2.1(b)(ii) above by $1,000 (collectively, the “Connection Fee”).

5.         Paragraph 5.2 of the Midstream Services Agreement is hereby redesignated as Paragraph 5.2(a) and a new Paragraph 5.2(b) is hereby added to the Midstream Services Agreement, reading in its entirety as follows:

Beginning January 1, 2008, the Connection Fee shall be subject to adjustment on an annual basis. The amount of the adjusted fee shall be determined by multiplying the Connection Fee by the Percentage Change in Employment Cost Index for the prior calendar year. The adjusted Connection Fee shall be calculated by Gatherer within 60 days after the beginning of each year, but shall be retroactive to the beginning of the year.

6.         Paragraph 5.3 of the Midstream Services Agreement is hereby deleted and replaced in its entirety as follows:

At any time after each five year anniversary of the date of this Agreement, if (a) the Board of Directors of Shipper or (b) the Conflicts Committee of Gatherer deems there to be a material change to the economic returns or financial condition of either Party, then each Party shall have a one-time option to elect to renegotiate the Compression Fee, the Gathering Fee, the Connection Fee and/or the basis for the annual adjustment to such fees. If the option is exercised, the Parties shall negotiate in good faith for a period of 30 days as to any changes in the Compression Fee, the Gathering Fee, the Connection Fee and/or the basis for the annual adjustment to such fees. If the Parties are unable to agree on the changes, if any, to be made to such terms, then the Parties will enter into binding arbitration in accordance with Paragraph 8.4 to resolve any dispute with respect to such terms.

7.         Paragraph 7.1 of the Midstream Services Agreement is hereby deleted and replaced in its entirety as follows:

This Agreement shall be in effect as of the beginning of the Effective Date and shall have an initial term of ten (10) years. Either Party shall have the right to extend the initial term by five (5) years by providing the other Party with written notice no less than one hundred and eighty (180) days prior to the expiration date of the initial term. If the extension right is exercised, the Parties shall negotiate in good faith for a period of 30 days as to any changes in the Compression Fee, the Gathering Fee, the Connection Fee and/or the basis for the annual adjustment to such fees. If the Parties are unable to agree on the changes, if any, to be made to such fees, then the Parties will enter into binding arbitration in accordance with Paragraph 8.4 to resolve any dispute with respect to such fees. If extended, either Party may have a second five (5) year extension right by providing the other Party with written notice no less than one hundred and eighty (180) days prior to the expiration date of the first renewal period. If the second extension right is exercised, the Parties shall negotiate in good faith for a period of 30 days as to any changes in the Compression Fee, the Gathering Fee, the Connection Fee and/or the basis for the annual adjustment to such fees. If the Parties are unable to agree on the changes, if any, to be made to such fees, then the Parties will enter into binding arbitration in accordance with Paragraph 8.4 to resolve any dispute with respect to such fees. All indemnity and confidentiality obligations and audit rights shall survive the termination of this Agreement in accordance with their terms. The Parties' obligations provided in this Agreement shall remain in effect to the extent necessary for the purpose of complying with such provisions.

8.         The following defined terms are hereby added to Section 1 of Exhibit B to the Midstream Services Agreement in alphabetical order and the Paragraph numbers thereof are hereby renumbered to reflect such additions:

Employment Cost Index – For any calendar year, the average of the Employment Cost Index for Natural Resources, Construction, and Maintenance, not seasonally adjusted, for each of the four calendar quarters for such year. All calculations using the Employment Cost Index shall be made using the most recently available version of such index as of the date of the calculation, as published by the U.S. Department of Labor, Bureau of Labor Statistics at http://www.bls.gov/ncs/ect/.

Percentage Change in Employment Cost Index – For any calendar year, the number determined by dividing the Employment Cost Index for such year by the Employment Cost Index for the preceding calendar year (such quotient to be rounded to four decimal points).

9.         Except where otherwise stated herein, terms defined in the Midstream Services Agreement are used in this Amendment No. 1 as so defined.

10.       Except as set forth in this Amendment No. 1, the Midstream Services Agreement shall not otherwise be amended and shall continue in full force and effect in accordance with its terms.

11.       This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1 shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Amendment No. 1 shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

QUEST RESOURCE CORPORATION,

By:	/s/ Jerry D. Cash
Name: Jerry D. Cash
Title: Chief Executive Officer

BLUESTEM PIPELINE, LLC,

By:	Quest Midstream Partners, L.P., its sole member,

	By:	Quest Midstream GP, LLC, its general partner,

		By:	/s/ Jerry D. Cash
Name: Jerry D. Cash
Title: Chief Executive Officer